                                                                   EXHIBIT 10.28

                 AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT


         This Amendment No. 5 to Revolving Credit Agreement (this "Amendment") is entered into as of this 8th day of February, 2002, by and among the banks parties hereto (the "Banks") COMERICA BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation ("Company"), with offices at 26600 Telegraph Road, Southfield, Michigan 48034.

                                    RECITALS:

         A. Company and Banks entered into that certain Revolving Credit Agreement dated as of August 3, 1999 (as amended from time to time, the "Revolving Credit Agreement or "Credit Agreement") and in connection therewith, Company executed and delivered to Banks a certain promissory notes in aggregate face amount of $60,000,000.

         B. On or about March 27, 2000, Company and Banks entered into a certain Amendment No. 1 to Revolving Credit Agreement.

         C. On or about July 28, 2000, Company and Banks entered into a certain Amendment No. 2 to Revolving Credit Agreement.

         D. On or about September 3, 2000, Company and Banks entered into a certain Amendment No. 3 to Revolving Credit Agreement.

         E. On or about May 15, 2001, Company and Banks entered into a certain Amendment No. 4 to Revolving Credit Agreement and Waiver, and in connection therewith, (I) Company executed and delivered the Company Pledge Agreement dated May 15, 2001 in favor of Agent on behalf of the Banks (the "Company Pledge"),
(II) Crest Financial Corporation ("Crest") executed and delivered the Subsidiary Pledge Agreement dated May 15, 2001 in favor of Agent on behalf of the Banks (the "Crest Pledge"), (III) Meadowbrook, Inc. ("Meadowbrook, Inc.") executed and delivered the Subsidiary Pledge Agreement dated May 15, 2001 in favor of Agent on behalf of the Banks (the "Meadowbrook, Inc. Pledge", and together with Company Pledge and the Crest Pledge, the "Pledge Agreements"), (IV) in connection with the Company Pledge, the Crest Pledge and the Meadowbrook, Inc. Pledge, each of Company, Crest and Meadowbrook, Inc. delivered possession of certain stock certificates to Agent on behalf of the Banks (the "Stock Certificates"), and (V) on or about May 15, 2001, each of Company, Crest and Meadowbrook, Inc. executed and delivered certain Stock or Bond Assignments with respect to each of the Stock Certificates.

         F. Company has requested certain waivers under and amendments to the Credit Agreement, and Agent and the Banks are willing to grant such amendments and waivers, but only upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, Agent, Banks, Company and Guarantors (as defined in the Credit Agreement) agree as follows:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Credit Agreement.

         1.2 "Consultant" shall mean a consultant satisfactory to Bank retained by Company for the purpose of providing valuations of the Subsidiaries of Company other than the Insurance Subsidiaries.

         1.3 "Goldman Sachs" shall mean Goldman Sachs & Co..

         1.4 "Liabilities" shall mean all amounts due from Company to Agent and Banks, whether now or in the future, contingent, fixed, primary and/or secondary, including, but not limited to, principal, interest, inside and outside counsel fees, audit fees, costs, expenses and any and all other charges provided for in the Loan Documents.

2.       WAIVER

         2.1 As of the date hereof, the Liabilities include $47,478,737.16 of outstanding Advances of principal, plus $280,256.43 of accrued and unpaid interest outstanding.

         2.2 Company acknowledges that the following described defaults and Events of Default exist under the Credit Agreement:

                  (a) Failure to comply with the financial covenants set forth in Sections 7.9, 7.10, 7.11A, 7.12 and 7.13 of the Credit Agreement (as in effect prior to giving effect to this Amendment) for the fiscal quarters of Company ended as of June 30, 2001, September 30, 2001 and December 31, 2001.

                  (b) Failure of Insurance Subsidiaries to maintain a Best rating of at least B+, as required under Section 9.1(p) of the Credit Agreement;

                  (c) Failure of Company to reduce Liabilities by the amount necessary in connection with the $5,000,000 reduction of the Revolving Credit Aggregate Commitment scheduled for September 29, 2001 and December 31, 2001 pursuant to Section 2.10 of the Credit Agreement (as in effect prior to giving effect to this Amendment);

(the foregoing being collectively referred to herein as the "Specified
Defaults")

         2.3 Subject to this Amendment becoming effective as provided in Section
5.1 hereof, Agent and Banks hereby waive the Specified Defaults. This waiver shall not act as a consent or waiver or any other default or Event of Default, transaction, act or omission, whether related or unrelated thereto, including any noncompliance with the sections of the Credit Agreement (as amended hereby) that correspond to the Specified Defaults. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

3.       AMENDMENT TO CREDIT AGREEMENT


         3.1 The following definitions set forth in Section 1 of the Credit Agreement are amended and restated in their entity as follows:

         " `Base Net Worth' shall mean:

                  (i)      as of December 31, 2001 and March 31, 2002:
                           $76,000,000;

                  (ii)     as of June 30, 2002 and September 30, 2002:
                           $83,000,000; and

                  (iii)    as of December 31, 2002: $85,000,000.

         " `Insurance Subsidiaries' shall mean Savers Property and Casualty Insurance Company ("Savers"), Star Insurance Company ("Star"), American Indemnity Insurance Co. Ltd. ("American"), Williamsburg National Insurance Company ("WNIC"), Ameritrust Insurance Corporation ("Ameritrust") and any other Subsidiary of Company engaged in the underwriting of insurance policies."

         " `Margin' shall mean: (a) one and one-half percent (1 1/2 %), plus (b) on the first day of each February, June, August, October and December commencing February 1, 2002, until such time as the Revolving Credit Aggregate Commitment has been reduced to Thirty Three Million Dollars ($33,000,000) or less, one-quarter percent ( 1/4 %) in addition to the Margin that was in effect for the immediately preceding two month period."

         " `Revolving Credit Aggregate Commitment' shall mean Forty Seven Million Five Hundred Thousand Dollars ($47,500,000), as such amount may be reduced pursuant to Section 2.8 or 2.10 hereof."

         " `Revolving Credit Maturity Date' shall mean the earlier to occur of:
         (i) January 3, 2003 as such date may be extended pursuant to Section
         2.9 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment is terminated pursuant to Section 2.8 or 9.2 hereof."

         3.2 Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "2.10 Reduction of Commitment. The Revolving Credit Aggregate Commitment shall automatically be reduced:

                  (a) on March 31, 2002, by the amount of Five Hundred Thousand Dollars ($500,000);

                  (b) on June 30, 2002 by the amount of Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000);

                  (c) on September 30, 2002, by the amount of One Million Dollars ($1,000,000); and

                  (d) on December 31, 2002, by the amount of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000);

         In addition, upon receipt by Company of the net proceeds of, Subordinated Debt or sales of Subsidiaries received in accordance with the provisions of Section 7.20, the Revolving Credit Aggregate Commitment shall automatically decrease by the Reduction Percentage of such net proceeds; provided, that any reductions in the Revolving Credit Aggregate Commitment under this sentence shall be credited against the reductions otherwise required under the first sentence of this Section. On the date of any such reduction, the Company shall make any payments required pursuant to the provisions of Section 2.7."

         3.3 The following Section 7.2(h) is hereby added to the Credit Agreement immediately after Section 7.2(g) thereof:

                  "(h) together with the delivery of the financial statements of Company described in clause (b) above, a covenant compliance certificate, showing Company's calculation of its compliance (as of the end of the fiscal quarter then most recently ended) with the covenants set forth in Sections 7.9 through 7.13 hereof, in such detail as Agent may require, and certified to by an officer of Company."

         3.4 Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.9 Maintain Base Net Worth. Beginning December 31, 2001 maintain at all times at Net Worth of not less than the Base Net Worth."

         3.5 Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.10 Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.0:1.0."

         3.6 Section 7.11A of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.11A Minimum Statutory Surplus. At all times after the date hereof, cause Star Insurance Company to maintain a Statutory Surplus of at least the following amounts for the following periods:

                  (a) as of December 31, 2001 and as of the end of each fiscal quarter thereafter to and including the fiscal quarter ending March 31, 2002: $45,000,000;

                  (b) as of the end of Company's fiscal quarters ending June 30, 2002 and September 30, 2002: $50,000,000;

                  (c) as of the end of each of Company's fiscal quarters ending thereafter: $57,000,000.

         3.7 Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.12 Funded Debt to Total Capitalization Ratio. Maintain, as of the end of each quarter, a ratio of Funded Debt (excluding from the calculation thereof, Funded Debt with respect to which Liberty Premium Finance Company is the primary obligor) to Total Capitalization of not more than the following amounts during the periods specified below:

                  (a) during Company's fiscal quarters ending December 31, 2001 and March 31, 2002: 0.45:1.0; and

                  (b) during each fiscal quarter thereafter: 0.35:1.0."

         3.8 Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.13 Net Premium and Gross Premium Ratio. Cause each Insurance Subsidiary to maintain as of the dates indicated below, a Net Premium Ratio and a Gross Premium Ratio not greater than the ratings set forth below for each such Insurance Subsidiaries:

                  (a)


                           Ratio                    Insurance Subsidiary     Date                   Requirements
                           ------------------------------------------------------------------------------------------

                           Net Premium Ratio        Star                     December 31, 2001      4.0:1

                                                    Savers                   December 31, 2001      2.5:1

                                                    Ameritrust               December 31, 2001      2.5:1

                                                    WNIC                     December 31, 2001      2.5:1

                                                    Star                     December 31, 2002      2.5:1

                                                    Savers                   December 31, 2002      2.5:1

                                                    Ameritrust               December 31, 2002      2.5:1

                                                    WNIC                     December 31, 2002      2.5:1





                  (b)

                           Ratio                    Insurance Subsidiary     Date                   Requirements
                           ------------------------------------------------------------------------------------------

                           Gross Premium
                           Ratio                    Star                     December 31, 2001      5.5:1

                                                    Savers                   December 31, 2001      3.5:1

                                                    Ameritrust               December 31, 2001      3.5:1

                                                    WNIC                     December 31, 2001      3.5:1

                                                    Star                     December 31, 2002      3.0:1

                                                    Savers                   December 31, 2002      3.0:1

                                                    Ameritrust               December 31, 2002      3.0:1

                                                    WNIC                     December 31, 2002      3.0:1


         3.9 Section 7.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Section 7.20 Capital Raising/Sale Efforts. Company shall use its best efforts, working with Goldman Sachs pursuant to the engagement letter dated July 31, 2001 between them (previously furnished to Agent and Banks) to raise funds to be applied toward the reduction of Liabilities through (I) the issuance of Equity Interests, (II) the incurrence of Subordinated Debt, and (III) the sale of Company and its Subsidiaries and/or of the non-Insurance Subsidiaries and/or its Subsidiaries, in each case on terms reasonably acceptable to the Majority Banks (which such acceptance shall not be unreasonably withheld or delayed)."

         3.10 The following Section 7.22 is hereby added to the Agreement:

                  "7.22 Goldman Sachs Access. Company shall cause Goldman Sachs to enter an agreement permitting Agent and each Bank or their authorized representatives, at reasonable times and intervals after reasonable advance notice (and in any event no less frequently than one time per week) to access and discuss with Goldman Sachs and its representatives, openly and without limit, the status of any efforts described in Section 7.20, including but not limited to any failures in such efforts, any prospects for successful consummation of such efforts and Goldman Sachs's opinion as to the viability of consummating any efforts described in Section 7.20 with any third party."

         3.11 The following Section 7.23 is hereby added to the Agreement:

                  "7.23 Leverage Reduction. Use its best efforts to reduce the number and amount of policies written by its Insurance Subsidiaries to maintain appropriate premium to surplus leverage ratios."

         3.12 Clause (p) of Section 9.1 of the Credit Agreement to hereby be amended and restated in its entirety as follows:

                  "(p) if any of the Insurance Subsidiaries currently rated by Best shall receive a rating from Best of less than B, or if any Best has rated any Insurance Subsidiary, Best shall withdraw its rating for any such Insurance Subsidiary;"

4.       REPRESENTATIONS

         Company hereby represents and warrants that:

         4.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Company's powers, have been duly authorized, are not in contravention of law or the terms of Company's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

         4.2 This Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, when issued and delivered under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms.

         4.3 The Certificate of Company and the respective exhibits thereto (including but not limited to the respective resolutions of the board of directors, the bylaws and the articles of incorporation) delivered to Agent on or about August 3, 1999, (i) remain in full force and effect, (ii) have not been amended, repealed or rescinded in any respect, and (iii) may continue to be relied upon by Agent until express written notice to the contrary is delivered to Agent.

         4.4 Except for Specified Defaults, no default or Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a default or Event of Default under the Notes or the Credit Agreement, has occurred and is continuing as of the date hereof.

5.       MISCELLANEOUS

         5.1 This Amendment may be executed in as many counterparts as Agent, Banks to be and time table for accomplishing and Company deem convenient, and shall become effective delivery to Agent of all executed counterparts hereof, together with the payment by Company to Agent (for prorata distribution to the Banks) of a non-refundable amendment fee in the amount of Two Hundred Thirty Seven Thousand Five Hundred Dollars ($237,500).

         5.2 Company and Guarantors acknowledge the Liabilities, the amounts thereof specified in Section 2.1 above, and the Specified Defaults, and further agree that:

                  (a) each of their respective obligations and agreements under the Loan Documents remain in full force and effect;

                  (b) Guarantors shall provide all necessary financial assistance to Company so as to permit Company to satisfy in a timely manner all financial obligations of Company under the Credit Agreement, including the Liabilities.

         5.3 Agent and Banks expressly reserve the right, at any time subsequent to the date hereof, to exercise any or all rights and remedies provided under the Loan Documents, except as modified herein, and to pursue all available remedies upon the occurrence of an Event of Default. Agent's and Banks' failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

         5.4 Future administration of the Liabilities and the financing arrangements among Agent, Banks, Company and Guarantors shall continue to be governed by the covenants, terms and conditions of the Loan Documents, which are incorporated by this reference.

         5.5 Guarantors hereby ratify and affirm that the Guaranty dated as of August 3, 1999 executed and delivered in connection with the Credit Agreement remains in full force and effect with respect to the Liabilities and/or any indebtedness and obligations now or hereafter outstanding or incurred by Company in connection with this Amendment, the Credit Agreement, the Notes and/or any other Loan Document.

         5.6 Company, Crest and Meadowbrook, Inc. hereby ratify and affirm that the Pledge Agreements to which they are party remain in full force and effect with respect to the Liabilities and/or any indebtedness and obligations now or hereafter outstanding or incurred by Company in connection with this Amendment, the Credit Agreement, the Notes and/or any other Loan Document.

         5.7 Company and Guarantors acknowledge and agree the Loan Documents presently provide for, and they shall reimburse for, any and all costs and expenses of Agent, including, but not limited to, all inside and outside counsel fees of Bank whether in relation to drafting, negotiating or enforcement or defense of the Loan Documents or this Amendment, including any preference or disgorgement actions and all of Agent's audit fees, incurred by Agent in connection with Company's liabilities, Agent's administration of Company's liabilities, any efforts of Bank to collect or satisfy all or any part of Company's liabilities, and/or all lien searches and financing statement filings. Company and Guarantors shall immediately reimburse Agent for all of Agent's costs and expenses upon Agent's incurrence thereof.

         5.8 Company and Agent acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Credit Agreement, the Notes and the Loan Documents related thereto remain in full force and effect in accordance with their original terms.

         5.9 Except as specifically waived hereby, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent, or of any default or Event of Default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Agent.

         5.10 Agent expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Agent's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

         5.11 Agent anticipates that discussions addressing the Liabilities may take place in the future. During the course of such discussions, Agent, Banks, Company and Guarantors, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Agent, Agent and Banks will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Company, Guarantors, Agent and Banks.

         5.12 Company and Guarantors agree to execute any and all additional or supplemental documentation, and provide such further assistance and assurances as Agent may require, in Agent's sole and absolute discretion, to give full effect of the terms, conditions and intentions of this Amendment.

         5.13 Company, in every capacity, including, but not limited to, as shareholders, partners, officers, directors, investors and/or creditors of Company, or any one or more of them, hereby waives, discharges and forever releases Agent and the Banks, Agent's and Banks' respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Company may have or may have made which (in any case) could be based on facts or circumstances known to Company as of the date of this Amendment, against any or all of Agent and Banks, Agent's and Banks' employees, officers, directors, attorneys, stockholders and successors and assigns.


         5.14 BORROWER, GUARANTORS AND BANK ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AMENDMENT OR THE LIABILITIES.

         5.15 Agent and Banks reserve the right to terminate its waiver of the Specified Defaults at any time (I) in the event of any new defaults under the Loan Documents, (II) in the event of any defaults under this Amendment, (III) in the event of further deterioration in the financial condition of Borrower or Guarantor or further deterioration in Bank's collateral position, and/or (IV) in the event Agent, for any reason, believes that the prospect of payment or performance is impaired.

         5.16 This Amendment shall be governed and controlled in all respects by the laws of the State of Michigan, including interpretation, enforceability, validity and construction.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.


                                      MEADOWBROOK INSURANCE GROUP, INC.


                                      By: /s/ Michael G. Costello
                                         ---------------------------------------
                                      Name:   Michael G. Costello
                                      Its:    General Counsel
                                          --------------------------------------

                                      COMERICA BANK, as Agent


                                      By: /s/  Julie J. Nowicki
                                         ---------------------------------------
                                               Julie J. Nowicki
                                      Its:     Account Officer

                                      COMERICA BANK, as a Bank


                                      By: /s/  Julie J. Nowicki
                                         ---------------------------------------
                                               Julie J. Nowicki
                                      Its:     Account Officer



                                      BANK ONE, as a Bank


                                      By: /s/ Jacqueline P. Yardley
                                         ---------------------------------------
                                      Name:   Jacqueline P. Yardley
                                      Its:    Senior vice President
                                          --------------------------------------

                            GUARANTOR ACKNOWLEDGMENT



         Each of the undersigned Guarantors hereby:

         (i) certifies to Agent that the respective closing Certificate of each Guarantor and the respective exhibits thereto (including but not limited to the respective resolutions of the board of directors, the bylaws and the articles of incorporation of each Guarantor) delivered to Agent on or about August 3, 1999,
(i) remain in full force and effect, (ii) have not been amended, repealed or rescinded in any respect, and (iii) may continue to be relied upon by Agent until express written notice to the contrary is delivered to Agent; and

         (ii) acknowledges and consents to the forgoing Amendment No. 5 to Revolving Credit Agreement.

                                      MEADOWBROOK, INC., a Michigan corporation



                                      By: /s/ Michael G. Costello
                                         ---------------------------------------
                                      Name:   Michael G. Costello
                                      Its:    General Counsel
                                          --------------------------------------



                                      MEADOWBROOK OF FLORIDA, INC., a Florida
                                      corporation



                                      By: /s/ Michael G. Costello
                                         ---------------------------------------
                                      Name:   Michael G. Costello
                                      Its:    General Counsel
                                          --------------------------------------


                                      ASSOCIATION SELF INSURANCE SERVICES, INC., an Alabama corporation


                                      By: /s/ Michael G. Costello
                                         ---------------------------------------
                                      Name:   Michael G. Costello
                                      Its:    General Counsel
                                          --------------------------------------

                                      CREST FINANCIAL CORPORATION, a Nevada
                                      corporation



                                      By: /s/ Michael G. Costello
                                         ---------------------------------------
                                      Name:   Michael G. Costello
                                      Its:    General Counsel
                                          --------------------------------------